UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
October 19, 2025

Bakkt Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39544	98-1550750
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Liberty Plaza 1 Liberty Street, Floor 3, Suite 305-306, New York, New York	10006
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (678) 534-5849

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	BKKT	The New York Stock Exchange
Warrants to purchase Class A Common Stock	BKKT WS	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On October 19, 2025, Bakkt Holdings, Inc.’s (the “Company”) Board of Directors (the “Board”) increased the size of the Board from seven to eight members and, upon the recommendation of its Nominating and Corporate Governance Committee, appointed Madelyn Alden Schwartzer, a/k/a Lyn Alden, to serve as a Class II director to fill the newly created vacancy.
The Board has determined that Ms. Schwartzer is independent and meets the applicable independence requirements of the New York Stock Exchange.
There are no transactions between the Company and Ms. Schwartzer that would require disclosure under Item 404(a) of Regulation S-K. There are no understandings or arrangements between Ms. Schwartzer or any other person pursuant to which Ms. Schwartzer was selected to serve as a director of the Board.
Ms. Schwartzer, age 38, is a private investor and best-selling author. Since 2021, she has served on the Board of Electric Solidus Inc. (dba Swan Bitcoin), a Bitcoin financial services firm. Since 2022, she has been a founding advisor and, since 2024, a general partner, at Ego Death Capital, a bitcoin focused venture firm. In 2016 she founded Lyn Alden Media LLC, a private research firm. Previously, from 2009 to 2021, she held various engineering positions at the Federal Aviation Administration. In 2023 she authored the international bestselling book Broken Money about the past, present, and future of money through the lens of technology. Ms. Schwartzer’s work has been editorially featured or cited in the Wall Street Journal, the Financial Times, The New York Times, Business Insider, Marketwatch, Time’s Money Magazine, The Philadelphia Inquirer, The Street, CNBC, and US News and World Report. Ms. Schwartzer received a Bachelor of Science degree in Electrical Engineering from the Pennsylvania State University and a Master’s degree in Engineering Management from Rowan University.
Ms. Schwartzer will receive the standard non-employee director compensation for serving on the Board. The specific terms of such compensation were described in the Company’s proxy statement on Schedule 14A for the Company’s 2025 Annual Meeting of Stockholders, filed with the U.S. Securities and Exchange Commission on April 28, 2025.
In connection with the appointment of Ms. Schwartzer as a member of the Board, the Company will enter into an Indemnification Agreement with Ms. Schwartzer pursuant to which the Company will agree to indemnify Ms. Schwartzer to the fullest extent permitted under Delaware law against liability that may arise by reason of her service to the Company and to advance her expenses incurred as a result of any proceeding against her to which she could be indemnified.
The foregoing description of the Indemnification Agreement is qualified in its entirety by reference to the full text of such Indemnification Agreement, the form of which is filed as Exhibit 10.7 to the Company’s Current Report on Form 8-K filed on October 21, 2021 and incorporated in this Item 5.02 by reference.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.
Dated: October 20, 2025

BAKKT HOLDINGS, INC.

By:	/s/ Marc D'Annunzio
Name:	Marc D’Annunzio
Title:	General Counsel and Secretary